PIMCO FLEXIBLE MUNICIPAL INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Flexible Municipal Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Board nominated and appointed each of Mark Michel and Sonya Morris as a Trustee of the Trust, effective as of September 18, 2025;

NOW, THEREFORE, as a result of the foregoing Trustee appointments, the nine (9) Trustees of the Trust are:

Libby D. Cantrill	650 Newport Center Drive
Newport Beach, CA 92660

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David Flattum	650 Newport Center Drive
Newport Beach, CA 92660

Kathleen A. McCartney	1633 Broadway New York, New York 10019

Mark Michel	1633 Broadway
New York, New York 10019

Sonya Morris	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 29th day of September, 2025, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan G. Leshaw
Ryan G. Leshaw, Chief Legal Officer and Secretary

Signature Page – PIMCO Flexible Municipal Income Fund (PMFLX)